Exhibit 1.1

5,000,000 Shares*

TUT SYSTEMS, INC.

Common Stock

UNDERWRITING AGREEMENT

NEEDHAM & COMPANY, INC.

William Blair & Company, L.L.C.

Merriman Curhan Ford & Co.

c/o Needham & Company, Inc.

445 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Tut Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 3,000,000 shares (the “Company Firm Shares”) of the Company’s common stock (the “Common Stock”), and Tektronix, Inc., an Oregon corporation and one of the stockholders of the Company (the “Selling Stockholder”), proposes to sell 2,000,000 shares (the “Selling Stockholder Firm Shares”), in each case to Needham & Company, Inc., William Blair & Company, L.L.C. and Merriman Curhan Ford & Co. (collectively, the “Underwriters”), for whom you are acting as Representatives (the “Representatives”).  The Company has also agreed to grant to you and the other Underwriters an option (the “Company Option”) to purchase up to an additional 310,000 shares of Common Stock, on the terms and for the purposes set forth in Section 1(D) (“Company Option Shares”).  The Selling Stockholder, Salvatore D’Auria, Craig Bender, Mark Carpenter, Robert Noonan and Chares Van Dusen (collectively, the individuals are known as the “Additional Selling Stockholders”) have also agreed to grant to you and the other Underwriters an option (the “Selling Stockholders’ Option”) to purchase up to an additional 440,000 shares of Common Stock, on the terms and for the purposes set forth in Section 1(D) (“Selling Stockholders’ Option Shares”).  The Company Firm Shares and the Selling Stockholder Firm Shares are collectively referred to as the “Firm Shares.”  The Company Option Shares and the Selling Stockholders’ Option Shares are referred to collectively herein as the “Option Shares.”  The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”  The Company Option and the Selling Stockholders’ Option are referred to collectively herein as the “Option.”

The term “preliminary prospectus” as used herein means a preliminary prospectus, including the documents incorporated by reference therein, as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement.  Copies of such registration statement and amendments and of each related preliminary prospectus have been

*                 Plus an option to purchase up to an additional 750,000 shares to cover over-allotments.

delivered to the Representatives.  If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission.  If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations.  The term “Registration Statement” means the registration statement as amended at the time it becomes or became effective (the “Effective Date”), including all documents incorporated by reference therein, financial statements and all exhibits and schedules thereto and any information deemed to be included by Rule 430A, and includes any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations.  The term “Prospectus” means the prospectus, including the documents incorporated by reference therein, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus, including the documents incorporated by reference therein, included in the Registration Statement at the Effective Date.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Effective Date, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company, the Selling Stockholder and the Additional Selling Stockholders confirm as follows their respective agreements with the Representatives and the several other Underwriters.

1.                                      Agreement to Sell and Purchase.

(a)                                  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Company Firm Shares to the Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Company Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $                      for each Company Firm Share.

(b)                                 On the basis of the representations, warranties and agreements of the Selling Stockholder herein contained and subject to all the terms and conditions of this Agreement, (i) the Selling Stockholder agrees to issue and sell the Selling Stockholder Firm Shares to the Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from such Selling Stockholder the Selling Stockholder Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $                     for each Selling Stockholder Firm Share.

(c)                                  On the basis of the representations, warranties and agreements of the Additional Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, in the event that the Underwriters exercise the Option, (i) each Additional Selling Stockholder agrees, severally and not jointly, to issue and sell the Selling Stockholders’ Option Shares set forth opposite such Additional Selling Stockholder’s name in Schedule II hereto to the Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from such Additional Selling Stockholder the Selling Stockholders’ Option Shares set forth opposite that Underwriter’s name in Schedule II hereto, at the purchase price of $                      for each Selling Stockholders’ Option Share.

(d)                                 Subject to all the terms and conditions of this Agreement, the Company grants the Company Option and the Selling Stockholder and the Additional Selling Stockholders grant the Selling Stockholders’ Option to the Underwriters to purchase, severally and not jointly, up to the maximum number of Option Shares set forth in Schedule II hereto at the same price per share as the Underwriters shall pay for the Firm Shares.  The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part, but pro rata with respect to the Company, the Selling Stockholder and the Additional Selling Stockholders, at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice (the “Option Shares Notice”) by the Representatives to the Company, the Selling Stockholder and the Additional Selling Stockholders no later than 12:00 noon, New York City time, at least three and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase.  On the Option Closing Date, the Company will issue and sell, and the Selling Stockholder and the Additional Selling Stockholders will sell, to the Underwriters the number of Option Shares set forth in the Option Shares Notice with respect to the Company and each of the Selling Stockholder and the Additional Selling Stockholders, as the case may be, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by Needham in such manner as they deem advisable to avoid fractional shares.

2.                                      Delivery and Payment.  Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by wire transfer or certified check payable in same-day funds to the order of the Company for the Company Firm Shares to be sold by it and to the order of the Selling Stockholder for the Selling Stockholder Firm Shares sold by it at the office of Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California 94304, at 7:00 a.m., California time, on the third (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., Washington D.C. time, the fourth) business day following the commencement of the offering contemplated by this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company, the Selling Stockholder and the Representatives (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters to the Company and the Selling Stockholder (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.  Delivery of the Option Shares against payment by the Underwriters by wire transfer or certified check payable in same-day funds to each of the Additional Selling Stockholders will take place at the offices specified above for the Closing Date at the time and date specified in the Option Share Notice.

Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company.  For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and the Option Shares by the Company, the Selling Stockholder and, if applicable, the Additional Selling Stockholders to the Underwriters shall be borne by the Company.  The Company, the Selling Stockholder or the Additional Selling Stockholders, as appropriate, will pay and hold each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3.                                      Representations and Warranties of the Company.  The Company represents, warrants and covenants to each Underwriter that, as of the date hereof (unless otherwise specifically noted in this Section 3):

(a)                                  The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-112418) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission.

(b)                                 No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission.  On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), during the period through and including the Closing Date and, if later, the Option Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus but excluding the documents incorporated by reference therein, did and will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations.  On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing representations, warranties and covenants in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.  The Company acknowledges that the statements set forth in the paragraphs under the heading “Underwriting” in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

(c)                                  The documents that are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the rules and regulations under the Exchange Act (the “Exchange Act Rules and Regulations”).

(d)                                 The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Exhibit 21 to the Registration Statement (the “Subsidiaries”).  The Company and Tut Systems UK. Ltd. (“UK Sub”) are entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization.  The Company and UK Sub have full power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their respective businesses as described in the Registration Statement and the Prospectus.  The Company and UK Sub are duly qualified to do business and in good standing as foreign corporations in all jurisdictions in which the nature of the activities conducted by them or the character of the assets owned or leased by them make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to materially and adversely affect the Company and its Subsidiaries or its or their business, properties, business prospects, condition (financial or other) or results of operations, taken as a whole (such an effect, a “Material Adverse Effect”).  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances.  There are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary.  The Company and its Subsidiaries are not engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws, unless such amendment has been filed.  Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Representatives.  Complete and correct copies of the certificate of incorporation and of the bylaws, or other organizational documents, of the UK Sub and all amendments thereto have been delivered to the Representatives.

(e)                                  All of the outstanding shares of capital stock of the Company (including the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares to be sold by the Selling Stockholder and the Additional Selling Stockholders under this Agreement) have been duly authorized, validly issued and are fully paid and nonassessable.  The Company Firm Shares and the Company Option Shares to be issued by the Company (if any) have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable.  No preemptive or similar rights of any securityholder of the Company exist with respect to any of the Shares or the issue and sale thereof.  The description of the capital stock of the Company in the Registration Statement and the Prospectus is complete and accurate in all material respects.  Except as set forth in the Prospectus, as a result of option grants under the Company’s stock option plans in the ordinary course and consistent with past practice, or pursuant to subsequent repurchases of Common Stock by the Company in the open market, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization.”

(f)                                    The financial statements, notes and schedules included or incorporated by reference into the Registration Statement or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise disclosed in the Prospectus.  PricewaterhouseCoopers LLP (“PWC”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.  The summary consolidated financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement subject, in the case of quarterly information, to normal year-end audit adjustments.

(g)                                 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been any material change in the capitalization of the Company (other than in connection with the grant or exercise of options to purchase the Company’s Common Stock granted pursuant to the Company stock option plans from the shares reserved therefor and the purchase of shares under the Company’s stock purchase plan, all as described in the Registration Statement) or a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred, except in the ordinary course of  business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(h)                                 The Company is not, nor will it become as a result of the transactions contemplated hereby, an “investment company” or an entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(i)                                     There are no legal actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company, or any of its Subsidiaries, or any of its or their officers or directors in their capacity as such, nor, to the knowledge of the Company, any reasonable basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably be expected to have a Material Adverse Effect.

(j)                                     The Company and each Subsidiary has performed all the obligations required to be performed by it and is not in default under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to have a Material Adverse Effect.  Neither the Company nor UK Sub is in violation of any provision of its certificate of incorporation, bylaws or other organizational documents.

(k)                                  No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the offer, sale, issuance or delivery by the Company of the Shares hereunder.

(l)                                     The Company has full corporate power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof, except as may be limited by equitable principles or bankruptcy laws.  The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries (except where such lien, charge, encumbrance, breach, violation, default, termination right or acceleration right would not result in a Material Adverse Effect).

(m)                               The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company.  The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them.

(n)                                 There is no document, contract, permit or instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.  All such contracts that are so described in the Registration Statement or Prospectus have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof, except where the enforcement thereof may be limited by equitable principles or bankruptcy laws.

(o)                                 The Company has not distributed any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.  Neither the Company nor, to the Company’s knowledge, any of its directors or officers has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(p)                                 Other than as described in the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

(q)                                 The Common Stock is registered under Section 12(g) of the Exchange Act.  The Company’s Common Stock is included on the Nasdaq National Market (the “NNM”) and the Shares to be sold by the Company hereunder have been approved for listing, subject to official notice of issuance of the Company Firm Shares and the Company Option Shares.  The Shares to be sold by the Selling Stockholder and the Additional Selling Stockholders hereunder are listed on the NNM.

(r)                                    The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, trade names, patents, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted in all material respects, and none of the foregoing intellectual property rights owned or licensed by the Company is invalid or unenforceable against the Company nor, to the knowledge of the Company, against other parties thereto.  The Company has not received any notice of infringement of (nor become the subject of any claim regarding) the asserted rights of others with respect to any such trademarks, trade names, patents, patent rights, mask work rights, copyrights, licenses, trade secrets or other similar rights, which, if the subject of an unfavorable decision, ruling or finding as it relates to the Company, would reasonably be expected to have a Material Adverse Effect.  The Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any of the foregoing intellectual property rights.

(s)                                  The Company and each of its Subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes and assessments received by them to the extent that such taxes or assessments have become due, except where such failure to so file would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has any tax deficiency which has been or, to the knowledge of the Company, might be asserted or threatened against them which could reasonably be expected to have a Material Adverse Effect.

(t)                                    The Company and each of its Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as described in the Prospectus, except where the failure to own or possess such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect.  There is no proceeding pending or threatened which may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed (except where such revocation, withdrawal, cancellations, suspension or non-renewal would not have a Material Adverse Effect), and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations), except where such noncompliance would not have a Material Adverse Effect.

(u)                                 The Company and its Subsidiaries, taken as a whole, maintain insurance of the types and in the amounts generally deemed adequate for their businesses, including, but not limited to, insurance covering product liability and claims insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(v)                                 Neither the Company nor any of its Subsidiaries has during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of applicable law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(w)                               The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred nor does it expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each

“pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(x)                                   The Company and each of its Subsidiaries has complied in all material respects with all applicable domestic or foreign laws, ordinances, codes, rules, regulations and other similar laws applicable to the Company or its Subsidiaries.

4.                                      Representations, Warranties and Covenants of the Selling Stockholder and, if Applicable, the Additional Selling Stockholders.

The Selling Stockholder and, if the Underwriters exercise the Option in accordance with Section 1(d), each Additional Selling Stockholder represents, warrants and covenants, severally and not jointly, (as applicable) to each Underwriter that, as of the date hereof (unless otherwise specifically noted in this Section 4):

(a)                                  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder and, if applicable, each Additional Selling Stockholder of this Agreement and the Custody Agreement (the “Stockholder’s Agreement”) and for the sale and delivery of the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares to be sold by the Selling Stockholder and the Additional Selling Stockholders hereunder have been obtained; and such Selling Stockholder and, if applicable, each Additional Selling Stockholder has full right, power and authority to enter into this Agreement and the Stockholder’s Agreement, to make the representations, warranties and agreements hereunder and thereunder, and to sell, assign, transfer and deliver the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares to be sold by the Selling Stockholder and the Additional Selling Stockholders hereunder.

(b)                                 Certificates in negotiable form representing all of the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares to be sold by the Selling Stockholder and the Additional Selling Stockholders hereunder have been placed in custody under the Stockholder’s Agreement, in the form heretofore furnished to you, duly executed and delivered by the Selling Stockholder and the Additional Selling Stockholders to                          (the “Custodian”).

(c)                                  Such Selling Stockholder or Additional Selling Stockholder, as applicable, specifically agrees that the Selling Stockholders’ Option Shares represented by the certificates held in custody for such Selling Stockholder or Additional Selling Stockholder, as applicable, under the Stockholder’s Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, the Custodian, and the Company, that the arrangements made by such Selling Stockholder or Additional Selling Stockholder for such custody are, except as specifically provided in the Stockholder’s Agreement, to that extent irrevocable, and that the obligations of such Selling Stockholder or Additional Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity, liquidation or dissolution of such Selling Stockholder or Additional Selling Stockholder or by the occurrence of any other event.  If such Selling Stockholder or Additional Selling Stockholder or any executor or trustee for such Selling Stockholder or Additional Selling Stockholder should die, become incapacitated, or if any other such event should occur, before the delivery of the Selling Stockholder Firm Shares and, if applicable, the Selling Stockholders’ Option Shares, the certificates representing the Selling Stockholder Shares and, if applicable, the Selling Stockholders’ Option Shares shall be delivered by or on behalf of such Selling Stockholder or Additional Selling Stockholder, as applicable, in accordance with the terms and conditions of this Agreement and of the Stockholder’s Agreement, regardless of whether or not the Custodian shall have received notice of such death, incapacity, or other event, except as may be limited by equitable principles or bankruptcy laws.

(d)                                 This Agreement and the Stockholder’s Agreement have each been duly executed and delivered by such Selling Stockholder or Additional Selling Stockholder, as applicable, and each such document constitutes a valid and binding obligation of such Selling Stockholder or Additional Selling Stockholder, as applicable, enforceable in accordance with its terms, except where the enforcement thereof may be limited by equitable principles or bankruptcy laws.

(e)                                  No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares by such Selling Stockholder or Additional Selling Stockholder, as applicable, or the consummation by such Selling Stockholder or Additional Selling Stockholder of the transactions on their respective parts contemplated by this Agreement and the Stockholder’s Agreement, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the sale and delivery to the Underwriters of the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares by such Selling Stockholder or Additional Selling Stockholder.

(f)                                    The sale of the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares to be sold by such Selling Stockholder or Additional Selling Stockholder, as applicable, hereunder and the performance by such Selling Stockholder or Additional Selling Stockholder, as applicable, of this Agreement and the Stockholder’s Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any material lien, charge or encumbrance upon any material assets of such Selling Stockholder or Additional Selling Stockholder, as applicable, pursuant to the terms or provisions of, or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, or give any party a right to terminate any of its material obligations under, or result in the acceleration of any material obligation under, any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Stockholder or Additional Selling Stockholder, as applicable, is a party or by which such Selling Stockholder or Additional Selling Stockholder, as applicable, or any of their respective properties is bound or affected, or violate or conflict with any material judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder or Additional Selling Stockholder, as applicable.

(g)                                 Such Selling Stockholder and each Additional Selling Stockholder, as applicable, has, and at the Closing Date and, if later, the Option Closing Date, will have, good and marketable title to the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares

to be sold by such Selling Stockholder or Additional Selling Stockholder, as applicable, hereunder, free and clear of all liens, encumbrances, equities or claims whatsoever; and, upon delivery of such Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares and payment therefor pursuant hereto and assuming that the Underwriters are purchasing such Shares in good faith and without notice of any other adverse claim within the meaning of the Uniform Commercial Code, good and marketable title to such Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares, free and clear of all liens, encumbrances, equities or claims whatsoever, will be delivered to the Underwriters.

(h)                                 On the Closing Date and the Option Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares to be sold by such Selling Stockholder or Additional Selling Stockholder, as applicable, to the Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder or Additional Selling Stockholder, as applicable, and all laws imposing such taxes will have been fully complied with.

(i)                                     Other than as permitted by the Act and the Rules and Regulations, the Selling Stockholder or Additional Selling Stockholder, as applicable, has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares.

(j)                                     All information with respect to the Selling Stockholder or the Additional Selling Stockholders, as applicable (in their capacities as stockholders), contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the Act and the Rules and Regulations and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(k)                                  In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder and each Additional Selling Stockholder, as applicable, agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(l)                                     The Selling Stockholder and each Additional Selling Stockholder, as applicable, directly or indirectly, has not entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar arrangement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of Common Stock of the Company.

5.                                      Agreements of the Company, the Selling Stockholder and, if Applicable, the Additional Selling Stockholders.  The Company, the Selling Stockholder and, if the Underwriters

exercise the Option in accordance with Section 1(d), each Additional Selling Stockholder covenants and agrees, severally and not jointly, (as applicable) with the Underwriters as follows:

(a)                                  The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(b)                                 The Company will use its reasonable best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and, upon request, will confirm in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus regarding a material fact untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make any statements of material facts therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or the offering.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.  If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Representatives promptly of all such filings.  If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing, either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c)                                  The Company will furnish to each of the Representatives, without charge, one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d)                                 The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e)                                  From the Effective Date and thereafter until the Prospectus is no longer required by law to be delivered in connection with the offering contemplated herein, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request.  The Company, the Selling Stockholder and the Additional Selling Stockholders consent to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.  If during such period of time any event shall occur which in the reasonable judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement of a material fact therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request.  The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved (which approval shall not be unreasonably withheld) by the Representatives after reasonable notice thereof.

(f)                                    Prior to the public offering of the Shares contemplated by this Agreement, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g)                                 The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules and Regulations.

(h)                                 The Company will timely file such reports under the Exchange Act as are necessary to make generally available to holders of its securities as soon as may be practicable an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date, which will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(i)                                     Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Representatives all costs and expenses incident to the performance of the obligations of the Company, the Selling Stockholders and, if applicable, the Additional Selling Stockholders, under this Agreement and in connection with the transactions contemplated hereby, including but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the

Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, any Underwriters’ Questionnaires, the Stockholder’s Agreement, any Underwriters’ Powers of Attorney, and any invitation letters to prospective Underwriters, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NNM, (vi) any filings required to be made by the Underwriters with the NASD, and the fees, reasonable disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and (ix) the transfer agent for the Shares.  The Selling Stockholder and, if applicable, the Additional Selling Stockholders will pay (directly or by reimbursement) all fees and expenses incident to the performance of their respective obligations under this Agreement that are not otherwise specifically provided for herein, including, but not limited to, any fees and expenses of counsel for such Selling Stockholder or the Additional Selling Stockholders, as applicable, any fees and expenses of the Custodian, and all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder and the Additional Selling Stockholders to the Underwriters hereunder.

(j)                                     The Company, the Selling Stockholder and the Additional Selling Stockholders will not at any time, directly or indirectly, take any action designed or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(k)                                  The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(l)                                     During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, without the prior written consent of Needham & Company, Inc., the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant hereto and to any shares of Common Stock issued or options to purchase common stock granted pursuant to employee stock option plans and the stock purchase plan disclosed in the Prospectus), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

(m)                               During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement (other than a registration statement on Form S-8 filed to register securities issued or to be issued under employee stock option plans or the employee stock purchase plan, each such plan as disclosed in the Prospectus) filed relating to any securities of the Company without the prior written consent of Needham & Company, Inc.

(n)                                 The Selling Stockholder and the Additional Selling Stockholders will, and the Company will cause each of its officers and directors to, enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, Inc., sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms and subject to the conditions set forth in form of lock-up agreement attached as Schedule III hereto.

6.                                      Conditions of the Obligations of the Underwriters.  The obligations of each Underwriter hereunder are subject to the following conditions:

(a)                                  Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b)                                 (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and counsel for the Underwriters and the Representatives do not object thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

(c)                                  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii)  the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the reasonable judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the price set forth in Section 1(a) of this Agreement.

(d)                                 Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would reasonably be expect to have a Material Adverse Effect.

(e)                                  Each of the representations and warranties of the Company, the Selling Stockholder and, if applicable, the Additional Selling Stockholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company, the Selling Stockholder or, if applicable, the Additional Selling Stockholders and all conditions contained herein to be fulfilled or complied with by the Company, the Selling Stockholder or, if applicable, the Additional Selling Stockholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f)                                    The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, from Wilson Sonsini Goodrich & Rosati, counsel to the Company, with respect to the following matters:

(i)                                     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware; has the corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus; and is duly qualified to do business and is in good standing as a foreign corporation in the following states: Arizona, California, [Illinois — pending], Michigan, New Jersey, North Carolina, Oregon, Pennsylvania, Texas and Washington.

(ii)                                  The Shares to be sold by the Company hereunder have been duly authorized and, when issued and paid for as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; and there are no preemptive or other similar rights of securityholders of the Company in the Certificate of Incorporation or Bylaws of the Company, each as amended to date.

(iii)                               The authorized and outstanding capital stock of the Company as of December 31, 2003 is as set forth in the Registration Statement and the Prospectus in the column titled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans, the exercise of convertible securities, options or warrants referred to in the Prospectus or subsequent repurchases of its common stock in the open market).  The description of the capital stock of the Company in the Registration Statement and the Prospectus conforms in all material respects to the terms thereof.

(iv)                              To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of its properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described.

(v)                                 No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated under this Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the offer, sale, issuance or delivery of the Shares by the Company to the Underwriters.

(vi)                              The Company has the corporate power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(vii)                           The execution and delivery of this Agreement, the compliance by the Company with all of the terms hereof and the consummation of the transactions contemplated hereby do not contravene any provision of law known to us to be customarily applicable to transactions of this nature or the Certificate of Incorporation or Bylaws of the Company [or UK Sub] and, to such counsel’s knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms and provisions of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any agreement or instrument filed (as of the date of such counsel’s legal opinion) as an exhibit to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K, or violate or conflict with (i) any judgment, ruling decree or order known to such counsel to be applicable to the Company, or (ii) any statute, rule or regulation of any court or other governmental agency or body known to be customarily applicable to the Company’s business or properties or any of its Subsidiaries, each as described in the Registration Statement (except where such lien, charge, encumbrance, breach, violation, default, termination right or acceleration right would not have a material adverse effect on the Company’s business or financial condition).

(viii)                        The statements under the captions “                     ” and “                     ” in the Prospectus, insofar as the statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters.

(ix)                                The Company is not an “investment company” or, to such counsel’s knowledge, an entity controlled by an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(x)                                   To such counsel’s knowledge, other than as set forth in the Registration Statement, no holder of securities of the Company has rights, which have not been waived or satisfied, to require the Company to register with the Commission shares of Common Stock or other securities of the Company, as part of the offering contemplated hereby.

(xi)                                The Registration Statement has been declared effective under the Act, and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

(xii)                             The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein and the exhibits attached thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements, schedules and other financial data contained in or incorporated by reference into the Registration Statement or the Prospectus, as to which such counsel will express no opinion).

(xiii)                          Such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to such counsel’s attention that would lead such counsel to believe that, as of the Effective Date of the Registration Statement, or any amendment or supplement thereto, (other than the financial statements, schedules and other financial data contained therein, as to which such counsel will express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, or any amendment or supplement thereto, as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial data contained therein, as to which such counsel will express no opinion).

(xiv)                         The documents incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data contained therein, as to which such counsel will express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

Such counsel may also state that, insofar as such opinion involves factual matters, it has relied to the extent that it deems appropriate, upon certificates of officers of the Company and certificates of public officials.

(g)                                 The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, from Eversheds LLP, counsel to  the UK Sub, with respect to the following matters:

(i)                                     UK Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; has the corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus; and is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities conducted by it or the character of the assets owned or leased by it makes such qualification necessary and where the failure to be so qualified would have a material and adverse effect on the business or financial condition of the UK Sub.

(ii)                                  All of the outstanding shares of capital stock of UK Sub have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances.  There are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of UK Sub.

(iii)                               To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which UK Sub is a party or to which its properties is subject [that are required to be described in the Registration Statement or the Prospectus but are not so described].

(h)                                 The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, from Stoel Rives, LLP, counsel to the Selling Stockholder, with respect to the following matters [ADDITIONAL COMMENTS FROM STOEL RIVES?]:

(i)                                     This Agreement and the Stockholder’s Agreement have each been duly executed and delivered by each of the Selling Stockholder; the Stockholder’s Agreement constitutes a valid and binding agreement of each Selling Stockholder in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency or other laws affecting creditors’ rights generally or by general principles of equity; the Custodian has been duly authorized by each Selling Stockholder to deliver the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares on behalf of such Selling Stockholder in accordance with the terms of this Agreement; and, to such counsel’s knowledge, the sale of the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares to be sold by each of the Selling Stockholder hereunder, the performance by each of the Selling Stockholder of this Agreement and the Stockholder’s Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument included by the Selling Stockholder as an exhibit in any periodic report or form filed by the Selling Stockholder with the Commission within the last twelve months from the date hereof pursuant to Item 601(b)(10) of Regulation S-K, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder.

(ii)                                  To such counsel’s knowledge, no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by each of the Selling Stockholder of the transactions on his part contemplated by this Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares.

(iii)                               The Selling Stockholder has full legal right, power and authority to enter into this Agreement and the Stockholder’s Agreement and to sell, assign, transfer and deliver the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares to be sold by such Selling Stockholder hereunder and, upon payment for such Shares and assuming that the Underwriters are purchasing such Shares in good faith and without notice of any other adverse claim within the meaning of the Uniform Commercial Code, the Underwriters will have acquired all rights of such Selling Stockholder in the Selling Stockholder Firm Shares and the Selling Stockholders’ Option Shares free of any adverse claim, any lien and any restrictions on transfer imposed by the Company.

(i)                                     The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Gray Cary Ware & Freidenrich LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

(j)                                     Concurrently with the execution and delivery of this Agreement, PWC shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives, and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations, and with respect to certain financial and other statistical and numerical information contained in or incorporated by reference into the Registration Statement.  At the Closing Date and, as to the Option Shares, the Option Closing Date, PWC shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from PWC, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

(k)                                  Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i)                                     Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not untrue or misleading, and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii)                                  Each of the representations and warranties of the Company contained in this Agreement were, when originally made, true and correct and are, at the time such certificate is delivered, true and correct in all material respects.

(iii)                               Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

(l)                                     Concurrently with the execution and delivery of this Agreement and at the Closing Date, and, as to the Option Shares, the Option Closing Date, as applicable, there shall be furnished to the Representatives certificates, dated the date of its delivery, signed by the Selling Stockholder and, if applicable, each Additional Selling Stockholder, in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of such Selling Stockholder or Additional Selling Stockholder, as applicable, contained herein are true and correct on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by such Selling Stockholder or Additional Selling Stockholder, as applicable, on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

(m)                               On or prior to the Closing Date, the Representatives shall have received the executed lock-up agreements referred to in Section 5(l).

(n)                                 The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

(o)                                 Prior to the Closing Date, the Company Firm Shares and the Company Option Shares shall have been duly authorized for listing on the NNM upon official notice of issuance.

7.                                      Indemnification.

(a)                                  The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that (i) the Company will not be liable to the extent that such loss, claim, liability, expense or damage is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus and; (ii) the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof.  The Company acknowledges that the statements set forth in the paragraphs under the heading “Underwriting” in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)                                 The Selling Stockholder and, if applicable, the Additional Selling Stockholders, will, severally and not jointly, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact with respect to such Selling Stockholder or Additional Selling Stockholder, as applicable (solely in their respective capacities as stockholders), contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact with respect to such Selling Stockholder or Additional Selling Stockholder, as applicable (solely in their respective capacities as stockholders), required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of such Selling Stockholder or Additional Selling Stockholder, as applicable, contained herein or any failure of such Selling Stockholder or Additional Selling Stockholder, as applicable, to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that (i) the Selling Stockholder or Additional Selling Stockholders, as applicable, will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof; and (ii) the liability of each Selling Stockholder and Additional Selling Stockholder, as applicable, under this Section 7(b) shall not exceed the product of the purchase price for each Share set forth in Section 1(a) hereof multiplied by the number of Shares sold by such Selling Stockholder or Additional Selling Stockholder, as applicable, hereunder.  This indemnity agreement will be in addition to any liability that the Selling Stockholder and the Additional Selling Stockholders, as applicable, might otherwise have.

(c)                                  Each Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholder and Additional Selling Stockholders, as applicable, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder and the Additional Selling Stockholders, as applicable, to each Underwriter, as set forth in Section 7(a) and Section 7(b), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus.  The Company, the Selling Stockholder and the Additional Selling Stockholders acknowledge that the statements set forth in the paragraphs under the heading “Underwriting” in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus.  This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(d)                                 Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by any indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(e)                                  If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b), (c) and (d) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company, the Selling Stockholder or, if applicable, the Additional Selling Stockholders from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the

Company, the Selling Stockholder and, if applicable, the Additional Selling Stockholders, on the one hand, and the Underwriters, on the other hand.  The relative benefits received by the Company, the Selling Stockholder and, if applicable, the Additional Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Selling Stockholder and, if applicable, the Additional Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, the Selling Stockholder and, if applicable, the Additional Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, the Additional Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholder, the Additional Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.  For purposes of this Section 7(e), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(e).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(f)                                    The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, the Selling Stockholder and, if applicable, the

Additional Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

8.                                      Reimbursement of Certain Expenses.  In addition to their other obligations under Section 7(a) of this Agreement but subject to the limitations otherwise set forth in Section 7, the Company, the Selling Stockholder and, if applicable, the Additional Selling Stockholders, jointly and severally, hereby agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding against the Underwriters described in Section 7(a) or 7(b), as applicable, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

9.                                      Termination.  The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company, the Selling Stockholder and, if applicable, the Additional Selling Stockholders, without liability on the part of any Underwriter to the Company, the Selling Stockholder or, if applicable, the Additional Selling Stockholders if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or by NNM, (ii) trading in securities generally on NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established in such market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such market, by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by federal authority, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of war or armed hostilities or other national or international calamity, crisis or terrorist act shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

If this Agreement is terminated because of (i) the occurrence of a Material Adverse Effect since the time of execution of this Agreement or (ii) the Company’s refusal or inability to perform any material obligations on its part required to be performed hereunder, the Company, in addition to any liability under Sections 5(i), 7 and 8 or otherwise hereunder will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriters) incurred by them in connection with the offering of the Shares; provided, however, that the Company shall in no event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale of the Shares.  If this Agreement is terminated because of the Selling Stockholder’s refusal or inability to perform any material obligations on its part required to be performed hereunder, the Selling Stockholder, in addition to any liability under Sections 7 and 8 or otherwise hereunder, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriters) incurred by it in connection with the offering of the Selling Stockholder Firm Shares and, if applicable, the Selling Stockholders’ Option Shares; provided, however, that the Selling Stockholder shall in no event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale of such Shares.

If this Agreement is terminated for any reason other than those set forth in the immediately preceding paragraph (including terminations pursuant to Sections 9 or 10 hereof), neither the Company nor the Selling Stockholder or, if applicable, Additional Selling Stockholders shall be under any liability to any Underwriter except as provided in Sections 5(i), 7 and 8 hereof, as applicable.

10.                               Substitution of Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter.  In any such case either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, the Selling Stockholder or, if applicable, the Additional Selling Stockholders for the purchase or sale of any Shares under this Agreement.  Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.                               Miscellaneous.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company or the Additional Selling Stockholders, at the office of the Company, 6000 SW Meadows Drive, Lake Oswego, Oregon 97035, Attention: Chief Executive Officer, with a copy to Steve E. Bochner, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, (b) if to the Underwriters, to Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Scott Stanton, Esq., Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121 or (c) if to the Selling Stockholder, [STOEL RIVES TO PROVIDE].  Any such notice shall be effective only upon receipt.  Any notice under such Section 9 or 10 may be made by telecopier or telephone, but if made by telephone, shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholder, the Additional Selling Stockholders and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, Inc.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Company, the Selling Stockholder, the Additional Selling Stockholders and the Underwriters each hereby waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder, the Additional Selling Stockholders and the Underwriters.

Very truly yours,

TUT SYSTEMS, INC.

By:
Title:

SELLING STOCKHOLDER

Tektronix, Inc.

By:
Title

ADDITIONAL SELLING STOCKHOLDERS

Salvatore D’Auria

Craig Bender

Mark Carpenter

Robert Noonan

Charles Van Dusen

Confirmed as of the date first
above mentioned:

NEEDHAM & COMPANY, INC.

By:

Title:

WILLIAM BLAIR & COMPANY, L.L.C.

By:

Title:

MERRIMAN CURHAN FORD & CO.

By:

Title:

SCHEDULE I

UNDERWRITERS

Underwriters	Number of Company Firm Shares to be Purchased	Number of Selling Stockholder Firm Shares to be Purchased

Needham & Company, Inc.

William Blair & Company, L.L.C.

Merriman Curhan Ford & Co.

Total	3,000,000	2,000,000

SCHEDULE II

	Total Number of Firm Shares to be Sold	Total Number of Option Shares to be Sold
Tut Systems, Inc.	3,000,000	310,000
Tektronix, Inc.	2,000,000	300,000
Salvatore D’Auria	0	100,000
Craig Bender	0	10,000
Mark Carpenter	0	10,000
Robert Noonan	0	10,000
Charles Van Dusen	0	10,000
TOTALS	5,000,000	750,000

SCHEDULE III

TUT SYSTEMS, INC.
FORM OF LOCK-UP AGREEMENT